Exhibit 99.1

News Release

United Airlines Worldwide Media Relations 872.825.8640 media.relations@united.com

United Reports August 2016

Operational Performance

Company will hold an Investor Day on Nov.15, 2016

CHICAGO, Sept. 9, 2016 – United Airlines (UAL) today reported August 2016 operational results.

UAL’s August 2016 consolidated traffic (revenue passenger miles) increased 0.6 percent and consolidated capacity (available seat miles) increased 1.9 percent versus August 2015. UAL’s August 2016 consolidated load factor decreased 1.1 points compared to August 2015.

The company continues to expect third-quarter 2016 consolidated passenger unit revenue per available seat mile (PRASM) to decline 5.5 to 7.5 percent compared to the third quarter of 2015. The year-over-year performance is primarily impacted by demand growth not keeping pace with capacity growth, soft close-in yields, competitive actions and travel reductions in the energy sector.

On Aug. 12, 2016, UAL flight attendants ratified a new contract. While there is a modest increase to third-quarter non-fuel expense from this contract, the company still expects it will be within its original third-quarter guidance for consolidated unit cost per available seat mile (CASM) excluding fuel, profit sharing and third-party business expenses. For the full-year 2016, the company now expects CASM excluding fuel, profit sharing and third-party business expenses to increase 2.5 to 3.5 percent compared to the full-year 2015, with the increase versus prior guidance due to the flight attendant agreement.

Additionally, UAL will hold an investor day in Chicago on Tuesday, Nov. 15, 2016 at 8:00 a.m. CT / 9:00 a.m. ET.

About United

United Airlines and United Express operate more than 4,500 flights a day to 339 airports across five continents. In 2015, United and United Express operated more than 1.5 million flights carrying more than 140 million customers. United is proud to have the world’s most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, New York/Newark, San Francisco and Washington, D.C. United operates more than 720 mainline aircraft, and this year, the airline anticipates taking delivery of 21 new Boeing aircraft, including 737 NGs, 787s and 777s. The airline is a founding member of Star Alliance, which provides service to 192 countries via 28 member airlines. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United’s parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol UAL.

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United Reports August 2016 Operational Performance / Page 2

Preliminary Operational Results

	August				Year-to-Date
	2016	2015	Change		2016	2015	Change
REVENUE PASSENGER MILES (000)
Domestic	8,981,523	8,743,691	2.7%		63,216,700	62,374,516	1.4%

International	8,824,342	8,875,932	(0.6%)		61,808,996	61,975,792	(0.3%)
Atlantic	3,934,187	4,074,189	(3.4%)		24,403,472	25,534,386	(4.4%)
Pacific	3,170,592	3,053,127	3.8%		22,745,076	22,684,012	0.3%
Latin	1,719,563	1,748,616	(1.7%)		14,660,448	13,757,394	6.6%

Mainline	17,805,865	17,619,623	1.1%		125,025,696	124,350,308	0.5%
Regional	2,137,131	2,212,490	(3.4%)		16,225,701	16,677,867	(2.7%)
Consolidated	19,942,996	19,832,113	0.6%		141,251,397	141,028,175	0.2%

AVAILABLE SEAT MILES (000)
Domestic	10,381,833	9,884,990	5.0%		73,633,033	72,155,335	2.0%

International	10,403,375	10,371,234	0.3%		76,915,174	76,148,047	1.0%
Atlantic	4,826,353	4,762,032	1.4%		32,262,883	32,146,156	0.4%
Pacific	3,599,738	3,563,693	1.0%		27,274,550	27,371,871	(0.4%)
Latin	1,977,284	2,045,509	(3.3%)		17,377,741	16,630,020	4.5%

Mainline	20,785,208	20,256,224	2.6%		150,548,207	148,303,382	1.5%
Regional	2,553,217	2,645,141	(3.5%)		19,459,765	20,061,099	(3.0%)
Consolidated	23,338,425	22,901,365	1.9%		170,007,972	168,364,481	1.0%

PASSENGER LOAD FACTOR
Domestic	86.5%	88.5%	(2.0	) pts	85.9%	86.4%	(0.5	) pts

International	84.8%	85.6%	(0.8	) pts	80.4%	81.4%	(1.0	) pt
Atlantic	81.5%	85.6%	(4.1	) pts	75.6%	79.4%	(3.8	) pts
Pacific	88.1%	85.7%	2.4	pts	83.4%	82.9%	0.5	pts
Latin	87.0%	85.5%	1.5	pts	84.4%	82.7%	1.7	pts

Mainline	85.7%	87.0%	(1.3	) pts	83.0%	83.8%	(0.8	) pts
Regional	83.7%	83.6%	0.1	pts	83.4%	83.1%	0.3	pts
Consolidated	85.5%	86.6%	(1.1	) pts	83.1%	83.8%	(0.7	) pts

ONBOARD PASSENGERS (000)
Mainline	9,407	8,958	5.0%		66,997	64,474	3.9%
Regional	3,771	3,916	(3.7%)		28,176	29,426	(4.2%)
Consolidated	13,178	12,874	2.4%		95,173	93,900	1.4%

CARGO REVENUE TON MILES (000)
Total	230,523	211,879	8.8%		1,769,859	1,723,307	2.7%

Note: See Part II, Item 6 Selected Financial Data of the company’s Annual Report on Form 10-K for the year ended December 31, 2015 for the definition of these statistics

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United Reports August 2016 Operational Performance / Page 3

Third Quarter Preliminary Fuel Costs Per Gallon

Estimated average price per gallon of fuel, including operating cash-settled hedges[1]	$1.50 - $1.55
Operating cash-settled hedge loss price per gallon	($0.02)
Estimated average price per gallon of fuel, excluding hedges	$1.48 - $1.53

Estimated average price per gallon of fuel, including operating cash-settled hedges[1]	$1.50 - $1.55
Non-operating cash-settled hedge loss price per gallon[2]	($0.00)
Estimated average price per gallon of fuel, including all cash-settled hedges[3]	$1.50 - $1.55

[1]	This price per gallon corresponds to fuel expense in UAL’s income statement
[2]	This price per gallon corresponds to the impact of non-operating hedges that appear in non-operating expense in the income statement
[3]	This price per gallon corresponds to the total economic cost of the company’s fuel consumption including all cash-settled hedges but does not directly correspond to fuel expense in UAL’s income statement

Preliminary Operational Results

	2016	2015	Change
August On-Time Performance[4]	61.9%	61.0%	0.9 pts
August Completion Factor[5]	98.3%	98.2%	0.1 pts

[4]	Based on consolidated scheduled flights arriving on or before scheduled arrival time
[5]	Consolidated completion percentage

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); the impact of regulatory, investigative and legal proceedings and legal compliance risks; the impact of any management changes; labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under Item 1A., Risk Factors, of UAL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

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